Exhibit (h)(1)

MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

CALVERT SHAREHOLDER SERVICES, INC.

CALVERT DISTRIBUTORS, INC.

AND

STATE STREET BANK AND TRUST COMPANY

TABLE OF CONTENTS
		Page

1.	Terms of Appointment and Duties

2.	Third Party Administrators for Defined Contribution Plans; Fund Participation Agreements	8

3.	Fees and Expenses	9

4.	Representations and Warranties of the Transfer Agent	10

5.	Representations and Warranties of the Funds, CSSI and CDI	11

6.	Wire Transfer Operating Guidelines	12

7.	Data Access and Proprietary Information	13

8.	Indemnification	16

9.	Standard of Care; Article 4 of Uniform Commercial Code	18

10.	Confidentiality	19

11.	Covenants of the Funds, CSSI, CDI and the Transfer Agent	19

12.	Termination of Agreement	20

13.	Assignment and Third Party Beneficiaries	22

14.	Subcontractors.	23

15.	Miscellaneous: Amendment, etc.	23

16.	Additional Portfolios and Funds	25

17.	Limitation of Liability of Trustees and Shareholders of Massachusetts Business Trusts	25

Schedule A	Portfolios Subject to Master Transfer Agency and Service Agreement
Schedule 1.2(g)	Additional Telephone Support Fees and Services
Schedule 1.2(h)	Anti-Money Laundering Delegation
Schedule 2.1	Third-Party Administrators(s) Procedures
Schedule 2.4	Fund Participation Procedures
Schedule 3.1	Fees

MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made the 3rd day of April, 2007 and effective as of the 1st day of May, 2006, by and between each of CALVERT SOCIAL INVESTMENT FUND, CALVERT SOCIAL INDEX SERIES, INC., CALVERT IMPACT FUND, INC., THE CALVERT FUND, CALVERT WORLD VALUES FUND, INC., CALVERT CASH RESERVES, CALVERT TAX-FREE RESERVES, CALVERT MUNICIPAL FUND, INC., FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME and CALVERT VARIABLE SERIES, INC., each a Massachusetts business trust or a Maryland corporation, as applicable, having its principal office and place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 (collectively, the "Calvert Group Funds" and each a "Fund"), CALVERT SHAREHOLDER SERVICES, INC., a Delaware corporation having its principal office and place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, as agent for the Calvert Group Funds ("CSSI"), CALVERT DISTRIBUTORS, INC., a Delaware corporation having its principal office and place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 ("CDI"), and STATE STREET BANK AND TRUST COMPANY ("State Street" or the "Transfer Agent"), a Massachusetts trust company having its principal office and place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street has delegated its performance hereby to its affiliate, Boston Financial Data Services, Inc. ("BFDS"), a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, Quincy, Massachusetts 02171.

WHEREAS, each Fund (other than Calvert Variable Series, Inc.) currently obtains transfer agency services from the Transfer Agent pursuant to a Sub-Transfer Agency and Service Agreement between CSSI and State Street, dated as of August 15, 1996, as amended, including an Amendment thereto dated as of January 1, 1998 which assigned the contract for transfer agency functions (other than shareholder servicing) from CSSI to the Calvert Group Funds (such existing agreement as amended is referred to herein as the "Original Agreement");

WHEREAS, Calvert Variable Series, Inc. ("CVS") currently obtains transfer agency services from BFDS pursuant to a Transfer Agency and Service Agreement between CVS and National Financial Data Services, Inc. ("NFDS"), dated as of October 29, 1999 (such existing agreement is referred to herein as the "CVS Agreement");

WHEREAS, pursuant to a Servicing Agreement between each of the Funds and CSSI dated January 1, 1998, as restated on October 31, 2000 and September 28, 2005 (with respect to fees), CSSI oversees the Transfer Agent's administration and performance of its duties under the Original Agreement and the CVS Agreement;

WHEREAS, the Funds, CSSI and the Transfer Agent desire to replace each of the Original Agreement and the CVS Agreement with this Agreement relating to all Calvert Group Funds;

WHEREAS, each Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, each Fund offers shares in the series named in attached Schedule A, which may be amended as to a particular Fund by that Fund and the Transfer Agent from time to time, and each Fund intends that this Agreement be applicable to each of its series (each such series, together with all other series subsequently established by the Funds and made subject to this Agreement in accordance with Section 16.1 of this Agreement, being herein referred to as a "Portfolio" and collectively as the "Portfolios");

WHEREAS, the CVS Portfolios are available to act as investment vehicles for separate accounts (the "Separate Accounts") established by insurance companies (the "Insurance Companies") for contract owners of variable life insurance policies and variable annuity contracts ("Variable Insurance Products");

WHEREAS, the Insurance Companies shall maintain separate records for each Separate Account on their respective record-keeping systems, which record shall reflect all CVS shares purchased and redeemed, including the date and price for all transactions, and share balances, and the Insurance Companies shall maintain on behalf of each of the Separate Accounts a single master account with the Transfer Agent (an "Omnibus Account") in each CVS Portfolio, and each such account shall be in the name of that Insurance Company, as the record owner of shares owned by such Separate Account, and the Omnibus Accounts shall be the shareholders of such CVS Portfolios;

WHEREAS, each Fund on behalf of its Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans to the extent applicable (excluding CDI-sponsored retirement plans for which Acacia Federal Savings Bank serves as custodian) and agent in connection with certain other activities as described herein, and the Transfer Agent desires to accept such appointment;

WHEREAS, CDI desires to have the Transfer Agent oversee certain operations relating to CDI's money market deposit account program currently known as "Calvert Insured Plus" (the "MMDA Program"), and the Transfer Agent desires to accept such responsibilities;

WHEREAS, the Funds and CDI have developed and implemented written Anti-Money Laundering Compliance Policies and Procedures (the "AML Program"), which are designed to satisfy the requirements imposed upon financial institutions, including mutual funds and broker/dealers, by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder (collectively, the "USA PATRIOT Act"), the Bank Secrecy Act, 31 CFR Part 103, SEC Rules 0-11 and 17a-8, and Rule 3011 of the National Association of Securities Dealers, Inc. (the "NASD"), and the Transfer Agent has also developed and implemented its own written anti-money laundering compliance procedures;

WHEREAS, each Fund (other than CVS) on behalf of its Portfolios previously delegated to State Street the implementation and operation of certain aspects of such Fund's AML Program pursuant to a Delegation Amendment to the Original Agreement dated September 10, 2003, and CVS previously delegated to NFDS the implementation and operation of certain aspects of CVS' AML Program pursuant to a Delegation Amendment to the CVS Agreement dated September 10, 2003, and the Funds and the Transfer Agent desire to replace such Delegation Amendments with an anti-money laundering delegation in this Agreement and the Transfer Agent desires to accept such delegation;

WHEREAS, CDI desires to delegate to the Transfer Agent the implementation and operation of certain aspects of CDI's AML duties in connection with the MMDA Program, and the Transfer Agent desires to accept such delegation;

WHEREAS, the Funds and CDI have developed and implemented written Non-Public Personal Information Policies and Procedures (the "NPI Program"), which are designed to satisfy requirements imposed on investment companies and broker/dealers by Rules 30(a) and (b) of Regulation S-P of the Securities and Exchange Commission (the "SEC") to safeguard customers' non-public personal information ("Customer NPI"); and

WHEREAS, the Transfer Agent has also developed and implemented its own written procedures to safeguard its customers' non-public personal information.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment and Duties

1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, each Fund, on behalf of its Portfolios, hereby employs and appoints the Transfer Agent to act, and the Transfer Agent agrees to act, as its transfer agent for the Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. Each Fund hereby authorizes the Transfer Agent to take instructions from and communicate with CSSI, as agent for such Fund, as to each of the services set forth in this Section 1.1. In accordance with procedures established from time to time by agreement between each Fund on behalf of each of its Portfolios, as applicable, and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

(a) Receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation thereof to the Custodian of each Fund authorized pursuant to the Declaration of Trust or the Articles of Incorporation of the Fund, as applicable (the "Custodian");

(b) Pursuant to purchase orders, issue the appropriate number of Shares and maintain such Shares in the appropriate Shareholder account;

(c) Receive for acceptance requests for the redemption of Shares and redemption directions, and deliver the appropriate documentation thereof to the Custodian, and with respect to the CVS Portfolios, deliver redemption proceeds to the applicable Separate Account;

(d) In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the applicable Fund or CSSI, except that with respect to the CVS Portfolios, the Transfer Agent shall execute transactions directly with Insurance Companies which have entered Fund Participation Agreements (as defined in Section 1.5) with CVS, as identified by CVS or CSSI;

(e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption of Shares, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(g) Prepare and transmit payments for dividends and distributions declared by a Fund on behalf of the applicable Portfolio, to the extent such dividends are not reinvested in additional Portfolio shares pursuant to the prospectus;

(h) Deposit the requisite number of Shares into the appropriate Shareholder account as replacement for a certificate alleged to have been lost, stolen or destroyed, upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the applicable Fund (such as a surety bond obtained by the Shareholder). The Transfer Agent at its option may deposit the requisite number of Shares into the appropriate Shareholder account as replacement for a mutilated stock certificate upon presentation thereof and without such indemnity;

(i) Maintain records of account for and advise each Fund, its Shareholders and CSSI as to the foregoing; and

(j) Record the issuance of Shares of each Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund or CSSI, as applicable, and issued and outstanding. The Transfer Agent shall also provide each Fund or CSSI, as applicable, on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund, provided however, that the Transfer Agent shall only record the issuance of Shares of CVS Portfolios to Separate Accounts of Insurance Companies which have been identified by the Fund or CSSI as having signed Fund Participation Agreements with CVS;

(k) Issue replacement checks for checks originally issued by or on behalf of a Fund, and place stop orders on original checks based on a Shareholder's representation that the original check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the applicable Fund, whether made by the Fund or CSSI, and the Fund shall be responsible for all losses or claims resulting from such replacement;

(l) Accept any information, records, documents, data, certificates, transaction requests by machine readable input, facsimile, CRT data entry and electronic instructions, including e-mail communications, which have been prepared, maintained or provided by a Fund, or any other person or firm on behalf of the Fund, including CSSI, or from broker-dealers of record or third-party administrators ("TPAs") on behalf of individual Shareholders. With respect to transaction requests received in the foregoing manner, the Transfer Agent shall not be responsible for determining that the original source documentation is in good order, which includes compliance with Rule 22c-1 under the 1940 Act, and it will be the responsibility of the Fund or CSSI, as applicable, to require its broker-dealers or TPAs to retain such documentation. E-mail exchanges on routine matters may be made directly with the Fund's or CSSI's contact at the Transfer Agent. The Transfer Agent will not act on any e-mail communications coming to it directly from Shareholders requesting transactions, including, but not limited to, monetary transactions, change of ownership, or beneficiary changes; and

(m) Maintain and manage, as agent for each Fund, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of share purchases and redemptions and the payment of Fund dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent.

1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the services set forth below. Each Fund hereby authorizes the Transfer Agent to take instructions from and communicate with CSSI, as agent for such Fund, as to the services set forth in this Section 1.2 pertaining to such Fund, and CDI hereby authorizes the Transfer Agent to take instructions from and communicate with CSSI as to the services set forth in this Section 1.2 pertaining to MMDA.

(a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information;

(b) Control Book (also known as "Super Sheet"). Maintain a daily record and produce a daily report for each Portfolio of each Fund as to all transactions, receipts and disbursements of money and securities, and deliver a copy of such report for each business day to the Fund or CSSI, as instructed, no later than 9:00 AM Eastern Time, or such earlier time as the Fund or CSSI may reasonably require, on the next business day;

(c) "Blue Sky" Reporting. Each Fund or CSSI shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State, and (ii) verify the establishment of transactions for each State on the Transfer Agent's system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for a Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor, on a Portfolio basis, the total number of Shares sold in each State;

(d) National Securities Clearing Corporation (the "NSCC"). (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Funds), in accordance with instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks or on behalf of Insurance Companies, which have been established by, or in accordance with, the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to a Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants or its Insurance Company participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

(e) Money Market Deposit Account Services. Oversee certain operations relating to CDI's MMDA Program currently known as "Calvert Insured Plus", including but not limited to the supervision of daily movement of MMDA Program monies, handling of daily communications with and monitoring of participating federally insured banks, and preparation of reports on the MMDA Program operations supervised by the Transfer Agent;

(f) Intentionally Omitted.

(g) Additional Telephone Support Services (Optional). If a Fund, CSSI or CDI elects to have the Transfer Agent provide additional telephone support services under this Agreement, the applicable parties will agree that the Transfer Agent shall provide the services, fees and sub-contracting stated in Schedule 1.2(g) attached hereto;

(h) Anti-Money Laundering ("AML") Delegation. Subject to the terms and conditions set forth in this Agreement, each Fund hereby delegates to the Transfer Agent those aspects of the Fund's AML Program duties, as applicable, which are set forth in attached Schedule 1.2(h). In addition, CDI hereby delegates to the Transfer Agent those aspects of CDI's AML Program duties for MMDA Program accounts which are set forth in the attached Schedule 1.2(h). The Transfer Agent agrees to perform such delegated duties with respect to the ownership of Shares in each Fund and with respect to each MMDA Program account for which the Transfer Agent maintains the applicable Shareholder or depositor information, as applicable, subject to and in accordance with the terms and conditions of this Agreement. In consideration of the performance of such duties by the Transfer Agent pursuant to this Section 1.2(h), the Funds and CDI agree to pay the Transfer Agent for the reasonable administrative expense that may be associated with such duties in the amount as the applicable parties may from time to time agree in writing in accordance with Section 3 (Fees and Expenses) below. Such duties may be changed from time to time subject to mutual written agreement among the Funds, CDI and the Transfer Agent and by execution of a revised Schedule 1.2(h) hereto;

(i) Limitations on Delegation; Consent to Examination. Each of the Funds and CDI acknowledges and agrees that, in accepting the AML delegation in Section 1.2(h) above, the Transfer Agent is agreeing to perform only those aspects of the Funds' AML Program or CDI's AML Program for the MMDA Program accounts which have been expressly delegated hereby and is not undertaking and shall not be responsible for any other matters that have not been delegated hereunder, for any other aspect of the Funds' AML Program or CDI's AML Program for the MMDA Program, or for the overall compliance by the Funds or CDI with applicable law and regulations, including the USA PATRIOT Act, the Bank Secrecy Act and 31 CFR Part 103. In connection with the performance by the Transfer Agent of the duties which are the subject of the AML delegation in Section 1.2(h), the Transfer Agent understands and acknowledges that it is responsible for performing the AML duties delegated to it, but that the Funds and CDI remain responsible for assuring compliance with the USA PATRIOT Act, the Bank Secrecy Act and 31 CFR Part 103, as applicable. The Transfer Agent also understands and acknowledges that the records which the Transfer Agent maintains for a Fund relating to the Fund's AML Program or for CDI relating to CDI's AML Program for the MMDA Program accounts may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

1.3 Custodian Accounts. With respect to certain retirement plans or accounts for which CDI maintains custodial account agreements, such as individual retirement accounts ("IRAs"), SIMPLE IRAs, SEP IRAs, Roth IRAs, 403(b) Plans and Coverdell Education Savings Accounts (such accounts, "Custodian Accounts"), the Transfer Agent shall perform the following services. Each Fund other than CVS hereby authorizes the Transfer Agent to take instructions from and communicate with CSSI, as agent for such Fund, as to each of the services set forth in this Section 1.3.

(a) For those IRAs, SIMPLE IRAs, SEP IRAs, Roth IRAs and 403(b) Plans for which Acacia Federal Savings Bank serves as custodian: handle tax reporting (including the filing of Forms 1099 and 5498) and monitor for excess contributions; and

    Excluding those CDI-sponsored retirement plans and accounts for which Acacia Federal Savings Bank serves as custodian: the Transfer Agent may, at the request of a Fund or CSSI and to the extent applicable, arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street, account set-up maintenance and disbursements as well as such other services as the parties hereto shall mutually agree upon.

1.4 New Procedures; Additional Services. New procedures as to who shall provide certain of the services in Section 1 of this Agreement may be established in writing from time to time by agreement between a Fund, CSSI or CDI and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and a Fund, CSSI or CDI or its agent may perform these services on the Fund's, CSSI's or CDI's behalf, as applicable. The Transfer Agent shall perform such additional services as may be agreed upon in writing by the Transfer Agent and any other applicable party hereto.

2. Third Party Administrators for Defined Contribution Plans; Fund Participation Agreements
  Third Party Administrators for Defined Contribution Plans. Each Fund may make available a qualified plan program (the "Plan Program") pursuant to which employers may adopt certain plans of deferred compensation (each a "Plan") for the benefit of the respective Plan's participants (the "Plan Participants"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and administered by third-party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the "TPA(s)").
  Third Party Administrator(s) Procedures. In accordance with the procedures established in attached Schedule 2.1, as may be amended by the Transfer Agent and the applicable Fund(s) from time to time, the Transfer Agent shall:
    Treat Shareholder accounts established by the Plans in the name of the Plan Trustees, Plans or TPAs, as the case may be, as omnibus accounts;
    Maintain omnibus accounts on its records in the name of the TPA for the benefit of the Plan; and
    Perform all services under Section 1 of this Agreement as transfer agent of the Funds and not as a record-keeper for the Plans.
  Exception Services. For purposes of Section 9 below, transactions identified under Sections 2.1 and 2.2 of this Agreement shall be deemed exception services ("Exception Services") when such transactions:
    Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under Section 1 of this Agreement;
    Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

(c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, than is usually required by non-retirement plan and pre-nightly transactions.

2.4 Fund Participation Agreements. CVS may enter into Fund Participation Agreements (each a "Fund Participation Agreement" and collectively, "Fund Participation Agreements") with Insurance Companies which intend to use the CVS Portfolios as investment vehicles for Variable Insurance Products. The Transfer Agent shall process orders for purchases and redemptions of Shares of such Portfolios in accordance with attached Schedule 2.4, as may be agreed upon and amended by the Transfer Agent and CVS from time to time.

3. Fees and Expenses

3.1 Fee Schedule. For performance by the Transfer Agent pursuant to this Agreement, each Fund, or CSSI as agent for such Fund, as applicable, agrees to pay the Transfer Agent an annual maintenance fee for each of the Fund's Shareholder accounts, and CDI agrees to pay the Transfer Agent an annual maintenance fee for each MMDA Program account, as set forth in attached Schedule 3.1. Such fees and out-of-pocket expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the applicable Fund, CSSI, the Transfer Agent and/or CDI, as applicable.

3.2  Out-of-Pocket Expenses. In addition to the fee paid under Section 3.1 above, each Fund or CSSI as agent for such Fund, as applicable, and CDI agree to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation, production, postage, forms, telephone, microfilm, microfiche, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of a Fund, CSSI or CDI will be reimbursed by such Fund, CSSI or CDI, as applicable.

3.3  Postage. Postage for mailing of dividend checks and other mailings to all Shareholder or MMDA Program accounts shall be advanced to the Transfer Agent by the applicable Fund, CSSI or CDI, respectively, at least seven (7) days prior to the mailing date of such materials.

3.4 Invoices. Each Fund (or CSSI as an agent of such Fund) and CDI agree to pay all fees and reimbursable expenses within thirty (30) calendar days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, a Fund, or CSSI as applicable, or CDI may only withhold that portion of the fee or expense subject to the good faith dispute. A Fund, CSSI or CDI, as applicable, shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund, CSSI or CDI, as applicable, is disputing any amounts in good faith. If the Fund, CSSI or CDI, as applicable, does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund, CSSI or CDI, respectively. The Fund, CSSI or CDI, as applicable, shall settle such disputed amounts by payment of the agreed amount within five (5) business days of the day on which the parties agree on the amount to be paid. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to each Fund, CSSI and CDI that:

4.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.3 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.4 All requisite corporate proceedings and actions have been taken to authorize it to enter into and perform this Agreement.

4.5 Each of the Transfer Agent and its affiliate BFDS has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.6 Each of the Transfer Agent and its affiliate BFDS is registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such registration is currently effective and will remain effective throughout the term of this Agreement.

4.7 Each of the Transfer Agent and its affiliate BFDS has all licenses and registrations necessary to perform its duties and obligations under this Agreement.

5. Representations and Warranties of the Funds, CSSI and CDI

Each Fund represents and warrants to the Transfer Agent that:

5.1 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts or is a corporation duly organized and existing and in good standing under the laws of the State of Maryland, as applicable.

5.2 It is empowered under applicable laws and by its Declaration of Trust or its Articles of Incorporation, as applicable, and By-Laws to enter into and perform this Agreement.

5.3 All corporate proceedings and actions required by said Declaration of Trust or Articles of Incorporation, as applicable, and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its Portfolios are diversified or nondiversified, as described in each Portfolio's prospectus.

5.5  A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.6 It has all licenses and registrations necessary to perform its duties and obligations under this Agreement.

Each of CSSI and CDI represents and warrants to the Transfer Agent that:

5.7 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

5.8 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.
      All corporate proceedings and actions required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.10 It has all licenses and registrations necessary to perform its duties and obligations under this Agreement.

CDI also represents and warrants to the Transfer Agent that:

5.11 It is registered as a broker/dealer under Section 15(b)(1) of the Exchange Act, and such registration is currently effective and will remain effective throughout the term of this Agreement.

6. Wire Transfer Operating Guidelines

6.1 Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund or MMDA account(s), as applicable, upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with a Fund's, CSSI's or CDI's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline or the specified later time will be deemed to have been received on the next business day.

6.2 Security Procedure. Each Fund, CSSI and CDI, as applicable, acknowledges that the Security Procedure they have designated on the Fund/MMDA Selection Form, as applicable, was selected by the Fund, CSSI or CDI respectively from security procedures offered by the Transfer Agent. Each Fund, CSSI and CDI shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. Each Fund, CSSI or CDI must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's, CSSI's or CDI's respective authorized personnel. The Transfer Agent shall verify the authenticity of all Fund, CSSI and CDI instructions according to the Security Procedure.

6.3 Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4 Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order (a) which is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5 Cancellation or Amendment. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6 Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7 Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

6.8 Automated Clearing House ("ACH") Credit Entries/Provisional Payments. When a Fund, CSSI or CDI initiates or receives ACH credit and debit entries pursuant to the Transfer Agent's Operating Guidelines for Funds Transfer and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street or another bank, including but not limited to United Missouri Bank and M&T Bank, will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, each Fund, CSSI and CDI agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund, CSSI or CDI respectively in connection with such entry, and the party making payment to the Fund, CSSI or CDI via such entry shall not be deemed to have paid the amount of the entry.

6.9 Confirmation. Confirmation of the Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours, notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. A Fund, CSSI or CDI must report any objections to the execution of an order within thirty (30) days of receiving notice of such confirmation.

7. Data Access and Proprietary Information

7.1 Each Fund, CSSI and CDI acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund, CSSI or CDI by the Transfer Agent as part of the Fund's CSSI's or CDI's ability to access certain Fund-related or MMDA-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data, nor shall Customer Data be deemed Proprietary Information of the Transfer Agent or such other third party. Each Fund, CSSI and CDI agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, each Fund, CSSI and CDI agrees for itself and its respective employees and agents to:

(a) Use such Proprietary Information (i) solely on the Fund's, CSSI's or CDI's computers, or (ii) solely from equipment at the location agreed to between the Fund, CSSI or CDI, as applicable, and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

(b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's, CSSI's or CDI's computer(s)), the Proprietary Information;

(c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

(d) Refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent's computer to the Fund's, CSSI's or CDI's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e) Allow the Fund, CSSI and CDI to have access only to those authorized transactions as agreed to between the Fund, CSSI or CDI, as applicable, and the Transfer Agent; and
    Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

7.3 Each Fund, CSSI and CDI acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement could cause the Transfer Agent immediate, substantial and irreparable harm, the value of which may be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4 If a Fund, CSSI or CDI notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and each Fund, CSSI and CDI agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.5 If the transactions available to a Fund, CSSI or CDI under this Agreement include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares, as applicable, or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

7.7 Personal Information; Information Security.

(a) Each of the Transfer Agent and BFDS acknowledges that the Funds and CDI are subject to the requirements of Regulation S-P promulgated by the SEC, as from time to time amended, including 17 CFR 248.30 regarding procedures to safeguard customer records and information, including Customer Data, and the disposal of consumer report information and records. Each of the Funds, CSSI and CDI acknowledges that the Transfer Agent and BFDS are subject to 17 CFR 248.30(b) of Regulation S-P regarding the disposal of consumer report information and records. Accordingly, BFDS, as the designated service provider for the Transfer Agent, shall develop and maintain (in furtherance of all of the services provided under this Agreement) policies and procedures for safeguarding any Fund or CDI Customer Data received, processed, stored or disposed of by BFDS constituting customer records and information (including, without limitation, any Customer NPI and consumer report information) (collectively, "personal information"). BFDS shall cause such policies and procedures to be reasonably designed to (i) ensure the security and confidentiality of the personal information; (ii) protect against anticipated threats or hazards to the security and integrity of the personal information; and (iii) protect against unauthorized access to or use of the personal information that could result in substantial harm or inconvenience to any customer of a Fund or CDI, as applicable. From time to time, in accordance with its own review or in response changes in applicable law, BFDS shall revise such policies and procedures in order that the services provided by BFDS hereunder are consistent with any law, rule or regulation applicable to its transfer agency business.

(b) At the request of a Fund, CSSI or CDI, as applicable, and not less than once during each year of the term of this Agreement, the Transfer Agent and/or BFDS shall meet with the Fund, CSSI and CDI, as applicable, and deliver to the Fund, CSSI and CDI a presentation regarding the policies and procedures in place under Section 7.7(a) of this Agreement. On an annual basis, BFDS shall provide to the Fund, CSSI and CDI, as applicable, upon request, an agreed upon procedures report (or any successor report) of a third party independent auditing firm that shall address, among other topics, BFDS' compliance with policies and procedures for safeguarding personal information including Customer Data.

(c) In performing the Data Access Services or any other services under this Agreement, the Transfer Agent shall cause its services to be performed pursuant to the BFDS policies and procedures then in effect (as developed pursuant to Section 7.7(a) above). The Transfer Agent shall report to a Fund, CSSI or CDI, as applicable, as soon as practicable under the circumstances, any incidents occurring which involve the subject matter of those policies and procedures (including, but not limited to, the improper release of personal information, the unauthorized access to personal information, any unauthorized access to personal information or the discovery of a material weakness in the procedures in place under Section 7.7(a) that could subject personal information to unauthorized access or release) and cooperate with the Fund, CSSI or CDI, as applicable, in conducting any related investigation activities, regulatory examinations or remedial changes; provided, however, that any such remedial changes are reasonably acceptable to the Transfer Agent or BFDS, as applicable.

8. Indemnification

8.1 The Transfer Agent shall not be responsible for, and each Fund, CSSI and CDI, severally but not jointly, shall indemnify and hold harmless the Transfer Agent, from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (including the defense of any law suit in which the Transfer Agent or an affiliate of the Transfer Agent is a named party) arising out of or attributable to the following:

(a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

(b) The Fund's, CSSI's or CDI's lack of good faith, negligence or willful misconduct;

(c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors with respect to: (i) any information, records, documents, data, stock certificates or services which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, CSSI or CDI, as applicable, and which have been prepared, maintained or performed by the Fund, CSSI or CDI, as applicable, or any other person or firm on behalf of the Fund, CSSI or CDI, as applicable, including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Fund, CSSI or CDI or any of their respective officers, as applicable; (iii) any instructions or opinions of legal counsel of any Fund, CSSI or CDI with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement and the Fund, CSSI and CDI, as applicable, agree to provide such legal instructions or opinions, upon the request of the Transfer Agent, where there is a concern on the part of the Transfer Agent regarding the legality of any instructions provided by any such Fund, CSSI or CDI to the Transfer Agent; or (iv) any paper or document, reasonably believed by the Transfer Agent in good faith to be genuine, authentic, or signed by the proper person or persons;
    The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;
    The negotiation and processing of any checks, including without limitation, checks made payable to the order of the Fund, the Fund's management company or distributor, the retirement account custodian or a Shareholder for deposit into the Fund's demand deposit account maintained by the Transfer Agent for the purchase of Shares; any dividend or redemption checks sent to Shareholders on behalf of the Fund; checks made payable to Calvert Insured Plus under the MMDA Program; and interest checks sent to depositors under the MMDA Program;
    Upon the Fund's request, entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems; and
    The Fund's, CSSI's or CDI's violation of the representations and warranties set forth in Section 5 above.

8.2 Each of CDI, CSSI and the Funds shall not be responsible for, and the Transfer Agent shall indemnify and hold harmless each of CDI, CSSI and the Funds, as applicable, from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the following:

(i) the Transfer Agent's lack of good faith, negligence or willful misconduct which arises from actions or omissions by the Transfer Agent pursuant to this Agreement in contravention of the standard of care in Section 9 hereunder; and

(ii) the Transfer Agent's violation of the representations and warranties set forth in Section 4 above.

Notwithstanding the foregoing, the Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided by the Transfer Agent under this Agreement for CDI, CSSI and all of the Funds subject this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the aggregate of the amounts actually received hereunder by the Transfer Agent as fees and charges, but not including out-of-pocket expenses in accordance with Section 3.2 of this Agreement, for CDI, CSSI and all of the Funds covered by this Agreement during the nine (9) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought.

8.3 In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which any party may be required to indemnify another party hereunder, the party against whom such a claim is asserted shall promptly notify the other party or parties, as applicable, of such assertion, and shall keep the other party or parties advised with respect to all developments concerning such claim. The other party or parties shall have the option to participate with the party against whom the claim is asserted in the defense of such claim or to defend against said claim in its own name or in the name of the party against whom the claim is asserted. The party against whom such claim is asserted shall in no case confess any claim or make any compromise in any case in which the other party or parties may be required to indemnify the party against whom the claim is asserted except with the other party or parties' prior written consent, as applicable.

9. Standard of Care; Article 4 of Uniform Commercial Code

The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. This standard of care also shall apply to Exception Services, as defined in Section 2.3 herein, but such application shall take into consideration the manual processing involved in, and time sensitive nature of, Exception Services.

10. Confidentiality

10.1 Each party hereto agrees that it will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, portfolio holdings, or any other secret or confidential information whatsoever, whether of the Transfer Agent, of a Fund, of CSSI or of CDI, used or gained by any party during performance under this Agreement. Each party further covenants and agrees to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the party to whom the confidential information belongs and its successors and assigns. In the event of breach of the foregoing by a party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Fund agent for purposes of providing services under this Agreement.

10.2 In the event that any requests or demands are made for the inspection of the Shareholder records of a Fund or depositor records under the MMDA Program, other than requests for records of Shareholders or depositors pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions), the Transfer Agent will endeavor to notify the Fund, CSSI or CDI, as applicable, and to secure instructions from an authorized officer of the Fund, CSSI or CDI, as applicable, as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder or depositor records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder or depositor records to such person or if required by law or court order.

11. Covenants of the Funds, CSSI, CDI and the Transfer Agent

11.1 Each Fund shall promptly furnish to the Transfer Agent the following:

(a) A certified copy of the resolution of the Board of Trustees or the Board of Directors of the Fund, as applicable, authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

(b) A copy of the Declaration of Trust or Articles of Incorporation, as applicable, and By-Laws of the Fund and all amendments thereto.

CSSI and CDI shall each promptly furnish to the Transfer Agent the following:

(a) A certified copy of the resolutions of the Board of Directors of CSSI or CDI, as applicable, authorizing the execution and delivery of this Agreement; and

(b) A copy of the Articles of Incorporation and By-Laws of CSSI or CDI, as applicable, and all amendments thereto.

The Transfer Agent shall promptly furnish to the Funds, CSSI and CDI the following:

(a) A certified copy of the resolution of the Board of Directors of the Transfer Agent authorizing the execution and delivery of this Agreement; and

(b) A copy of the Articles of Incorporation and By-Laws of the Transfer Agent, and all amendments thereto.

11.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Funds, CSSI and CDI for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3 The Transfer Agent shall keep records and shall adopt policies and procedures relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable law, including SEC Rule 38a-1. To the extent required by Section 31 of the 1940 Act, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the respective Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to such Fund on and in accordance with its request.

11.4 The parties hereto shall take all necessary efforts, including implementation of any necessary policies and procedures as soon as it is practicable to do so, to comply with any laws which are promulgated or regulations or rules which are established by the SEC or any other regulatory authority, including laws, regulations and rules applicable to the AML services delegated pursuant to Schedule 1.2(h) hereto, which are necessary for the performance of the services set forth in this Agreement; provided, however, that in the event such compliance results in material cost to the Transfer Agent and/or BFDS, which costs may result in a fee increase to the clients of the Transfer Agent and/or BFDS, as applied on an organizational-wide basis, the Transfer Agent, the Funds, CSSI and CDI agree to negotiate in good faith as to the amount of any such increase of fees.

12. Termination of Agreement

    Term. Unless terminated pursuant to the provisions of this Section 12, the initial term of this Agreement (the "Initial Term") shall be five (5) years from the date first stated above and this Agreement will renew automatically from year to year (each such year-to-year renewal term a "Renewal Term").
    Termination -- Non-Renewal. This Agreement may be terminated as to an individual party only by written notice of non-renewal by the terminating party to the other parties hereto delivered at least one hundred twenty (120) days prior to the expiration of the Initial Term or any Renewal Term. This entire Agreement may be terminated by (a) written notice of non-renewal by the Transfer Agent delivered to the Funds, CSSI and CDI or (b) written notice of non-renewal by CDI, CSSI and at least the majority of Funds serviced by the Transfer Agent at the time of such termination delivered to the Transfer Agent, in each of (a) and (b) delivered at least one hundred twenty days (120) days prior to the expiration of the Initial Term or any Renewal Term.
    Termination for Cause. This entire Agreement may be terminated for cause (a) by the Transfer Agent as to the occurrence of any of the following events with respect to another party to this Agreement, or (b) by the majority of Funds serviced by the Transfer Agent at the time of such termination together with CSSI and CDI, as to the occurrence of any of the following events with respect to the Transfer Agent: (i) such party ceases to carry on its business or an action is commenced by or against any other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days; or (ii) the failure by such party or its assigns to perform its duties in accordance with this Agreement, which failure materially adversely affects the business operations of any other party hereto, and which failure continues for thirty (30) days after receipt of written notice from the non-breaching party as to such breach. Each party to this Agreement, in addition to any other rights and remedies, shall have the right to terminate this Agreement for any of the reasons in this Section 12.3, as applicable to such party, by written notice to the other parties, effective immediately following any cure period set forth above.
    Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should any of the Funds, CSSI or CDI desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, with or without the required notice, the Transfer Agent shall make a good faith effort to facilitate the deconversion on such prior date; however, there can be no guarantee or assurance that the Transfer Agent will be able to facilitate a deconversion of services on such prior date. The Transfer Agent, at a Fund's, CSSI's or CDI's request, shall offer reasonable assistance to the Fund, CSSI and/or CDI in converting the Fund's or CDI's records from the Transfer Agent's systems to whatever services or systems are designated by such Fund, CSSI or CDI. Such deconversion is subject to the recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time and to a reasonable time frame for performance as agreed to by the parties. As used herein "reasonable assistance" shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider's system, or to provide any new functionality to such provider's system, (ii) to disclose any protected information of the Transfer Agent, including the Proprietary Information as defined in Section 7.1, or (iii) to develop deconversion software, to modify any of the Transfer Agent's software, or to otherwise alter the format of the data as maintained on such provider's systems.
    Expenses upon Termination. In the event the Transfer Agent exercises its right of non-renewal pursuant to Section 12.2 above, the Transfer Agent shall pay all reasonable out-of-pocket expenses or costs associated with the movement of records and material of the Funds, CSSI and CDI. In all other events of termination, the Funds, CSSI and CDI, as applicable, shall remain responsible for such expenses and costs.
    Confidential Information. Upon termination of this Agreement, each party shall return to any other party all copies in its possession of confidential or proprietary materials or information, including all Proprietary Information, received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.
    Unpaid Invoices. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by a Fund or CSSI, as applicable, or CDI to the Transfer Agent being outstanding for more than ninety (90) days, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.4 of this Agreement.

13. Assignment and Third-Party Beneficiaries

13.1 Except as provided in Section 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by a party without the written consent of the other parties. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent, CSSI, CDI and each Fund, and except as so stated elsewhere in this Agreement, the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent, CSSI, CDI and the Funds. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent, CSSI, CDI and the Funds. Other than as provided in Section 14.1 and Schedule 1.2(f) of this Agreement, neither the Transfer Agent, CSSI, CDI nor the Funds shall make any commitments with third parties that are binding on any other party hereto without the other party's prior consent.

14. Subcontractors

    The Transfer Agent may, without further consent on the part of a Fund, CSSI or CDI, subcontract for the performance hereof with a subsidiary or affiliate of the Transfer Agent which is duly registered as a transfer agent; provided, however that the Transfer Agent shall be fully responsible to each Fund, CSSI and CDI, as applicable, for the acts and omissions of such subsidiary or affiliate as it is for its own acts and omissions.
    Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15. Miscellaneous: Amendment, etc.

15.1 Amendment. This Agreement may be amended or modified by a written agreement executed by the parties hereto.

15.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

15.3 Intentionally Omitted.

15.4 Consequential Damages. No party to this Agreement shall be liable to any other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

15.5 Survival. All provisions of this Agreement regarding indemnification (Section 8), warranty (Sections 4 and 5), liability and limits thereon (Section 9), and confidentiality and/or protection of proprietary rights and trade secrets (Sections 7 and 10), record maintenance (Section 11.3), and early termination (Section 12.4) shall survive the termination of this Agreement.

15.6 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.7 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.8 Waiver. No waiver by a party or any breach or default of any of the covenants or conditions herein contained and performed by any other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

15.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.11. Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

15.12 Notices. All notices and other communications as required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the day of delivery by hand, telephonic facsimile, recognized courier service or certified or registered mail, return receipt requested, addressed as follows or to such other address or addresses of which the respective party shall have notified the others in writing.

(a) If to the Transfer Agent, to:

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Legal Department

Telephone: (617) 483-5000

Facsimile: (617) 483-2490

(b) If to the Funds, to:

Calvert Group Funds

4550 Montgomery Avenue

Suite 1000N

Bethesda, Maryland 20814

Attention: V.P. & Assistant Secretary

Telephone: (301) 951-4800

Facsimile: (301) 654-2588

(c) If to CSSI, to:

Calvert Shareholder Services, Inc.

4550 Montgomery Avenue

Suite 1000N

Bethesda, Maryland 20814

Attention: V.P. -- Client Services and General Counsel

Telephone: (301) 951-4800

Facsimile: (301) 654-2588

(d) If to CDI, to:

Calvert Distributors, Inc.

4550 Montgomery Avenue

Suite 1000N

Bethesda, Maryland 20814

Attention: V.P. -- Operations and General Counsel

Telephone: (301) 951-4800

Facsimile: (301) 654-2588

16. Additional Portfolios and Funds

16.1 In the event that a Fund establishes one or more series of Shares in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent or in an additional capacity under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder. The applicable Fund and the Transfer Agent expressly agree that, upon such written agreement, the Transfer Agent shall provide the services set forth in this Agreement to each Portfolio of each Fund, including any newly established series, prior to any amendment of this Agreement or amendment of Schedule A hereto.

16.2 In the event that any investment company in addition to those Funds listed on the attached Schedule A desires to have the Transfer Agent render services as transfer agent or in an additional capacity under the terms hereof, and the Transfer Agent wishes to provide such services, the parties shall execute a revised Schedule A hereto. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof, including, without limitation, the representations and warranties set forth in Section 5 above.

17. Limitation of Liability of Trustees and Shareholders of Massachusetts Business Trusts

With respect to any Fund which is a party to this Agreement and which is organized as a business trust under the laws of The Commonwealth of Massachusetts, a copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that such instrument is executed on behalf of the Trustees of such Fund as trustees and not individually. It is expressly agreed that the obligations of any such Fund under this Agreement are not binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of such Fund individually or personally, but are binding only upon the assets and property of such Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the day and year first above written.

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

BY: /s/Ronald M. Wolfsheimer
NAME: Ronald M. Wolfsheimer
TITLE: Treasurer

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

CALVERT DISTRIBUTORS, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

STATE STREET BANK AND TRUST COMPANY

BY: /s/Joseph Hooley
NAME: Joseph Hooley
TITLE: Executive Vice President

SCHEDULE A
Dated April 3, 2007

PORTFOLIOS SUBJECT TO
MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

CALVERT SOCIAL INVESTMENT FUND

Money Market Portfolio
Balanced Portfolio
Bond Portfolio
Equity Portfolio
Enhanced Equity Portfolio
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund
Calvert Small Cap Value Fund
Calvert Mid Cap Value Fund

THE CALVERT FUND

Calvert New Vision Small Cap Fund
Calvert Income Fund
Calvert Short Duration Income Fund
Calvert Long-Term Income Fund
Calvert Ultra-Short Floating Income Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund
CWVF International Equity Fund

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Money Market Portfolio
Limited-Term Portfolio
Long-Term Portfolio
Vermont Municipal Portfolio

CALVERT MUNICIPAL FUND, INC.

Calvert National Municipal Intermediate Fund

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT VARIABLE SERIES, INC.

Calvert Social Small Cap Growth Portfolio
Calvert Social Mid Cap Growth Portfolio
Calvert Social International Equity Portfolio
Calvert Social Balanced Portfolio
Calvert Social Equity Portfolio
Calvert Income Portfolio
Ameritas Income & Growth Portfolio
Ameritas Small Capitalization Portfolio
Ameritas MidCap Growth Portfolio
Ameritas Index 500 Portfolio
Ameritas Money Market Portfolio
Ameritas Focused MidCap Value Portfolio
Ameritas Small Company Equity Portfolio
Ameritas Core Strategies Portfolio

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

BY: /s/Ronald M. Wolfsheimer
NAME: Ronald M. Wolfsheimer
TITLE: Treasurer

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

CALVERT DISTRIBUTORS, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

STATE STREET BANK AND TRUST COMPANY

BY: /s/Joseph Hooley
NAME: Joseph Hooley
TITLE: Executive Vice President

SCHEDULE 1.2(g)

Dated April 3, 2007

ADDITIONAL TELEPHONE SUPPORT FEES AND SERVICES

I. SERVICES

  Transfer Agent and Telephone Support Functions

a. Answer telephone inquiries from [XXX 8 a.m. to 8 p.m. Boston time Monday through Friday except Christmas Day XXX] [XXX OTHER HOLIDAY COVERAGE AVAILABLE? XXX] from [XXX existing customers and prospective customers XXX] of a Fund [XXX for sales literature XXX] in accordance with the telephone script provided by the Fund.

b. Answer questions pertaining thereto the extent that such questions are answerable based upon the information supplied to the Transfer Agent by the Fund.

c. [XXX As a Fund and the Transfer Agent may agree in writing, the Transfer Agent will receive calls and take written transaction requests from shareholders of the Fund. Transfer Agent transactions include: [XXX telephone redemptions, account maintenance, exchanges, transfers, confirmed purchases, account balances and general inquiries XXX]. Some transactions may result in research which will be done by the Fund. Other calls may be referred directly to the Fund. Fax any referrals to [XXX name of company XXX] on the same day the telephone call is received XXX];

2. Incorporate new information into the above referenced script upon written instructions from the Fund;

3. Maintain prospect detail information for six (6) months thereafter; provide such information to the Fund in the form that the Fund may reasonably request;

4. Send all literature orders for information from Boston Financial/DST [XXX [how?] [to whom?] XXX] a minimum of [XXX one XXX] transmission per day;

5. Provide the Fund with a [XXX daily/weekly/monthly XXX] telephone report detailing the calls received during the [XXX day/week/month XXX];

6. [XXX Provide the Fund with monthly conversion reports as selected by the Fund from DST's standard report package. XXX]

7. TARGET SERVICE LEVELS: Average speed of answer is fifteen (15) seconds, abandon rate of no more than 2%, and an overall service level of 85%. The averages will be calculated on a weekly basis.

II. SUBCONTRACTORS

1. The Transfer Agent may, without further consent on the part of a Fund, subcontract ministerial telephone support services for the performance hereof.

III. FEES

CALVERT SOCIAL INVESTMENT FUND

CALVERT SOCIAL INDEX SERIES, INC.

CALVERT IMPACT FUND, INC.

THE CALVERT FUND

CALVERT WORLD VALUES FUND, INC.

CALVERT CASH RESERVES

CALVERT TAX-FREE RESERVES

CALVERT MUNICIPAL FUND, INC.

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

CALVERT VARIABLE SERIES, INC.

CALVERT SHAREHOLDER SERVICES, INC.
BY: ________________________ __ _	BY: ________________________ __ _
NAME: ____________________________	NAME: ____________________________
TITLE: ____________________________	TITLE: ____________________________

CALVERT DISTRIBUTORS, INC.	STATE STREET BANK AND TRUST COMPANY
BY: ________________________ __ _	BY: ________________________ __ _
NAME: ____________________________	NAME: Joseph Hooley
TITLE: ____________________________	TITLE: Executive Vice President

SCHEDULE 1.2(h)
Dated April 3, 2007

ANTI-MONEY LAUNDERING DELEGATION

1. Delegation. In connection with the enactment of the USA PATRIOT Act, each Fund and CDI has developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, and applicable implementing regulations, a mutual fund or CDI may elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. Pursuant to Section 1.2(h) of the Master Transfer Agency and Service Agreement (the "Agreement"), each Fund and CDI hereby delegates the duties listed below to the Transfer Agent under the AML Program for the Fund and under CDI's AML Program with respect to the MMDA Program, respectively.

2 Procedures. The Transfer Agent, through its affiliate BFDS, shall perform the duties delegated hereunder in accordance with BFDS' anti-money laundering and customer identification procedures, as the same are amended and updated from time to time.

3. Delegated Duties

3.1 Consistent with the services provided by the Transfer Agent and with respect to the ownership of Shares in each Fund for which the Transfer Agent maintains the applicable Shareholder information and the ownership of each money market deposit account in the MMDA Program for which the Transfer Agent maintains the applicable depositor information, the Transfer Agent shall, as to the Fund and its Portfolios, and as to each money market deposit account, as applicable:

(a) Submit all financial and non-financial transactions, including new account and registration maintenance transactions, through the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities, and report confirmed matches to OFAC or such other authorities;

(b) Submit special payee checks through the OFAC database;

(c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

(d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;
    Review accounts with small balances followed by large purchases;

(f) Review accounts with frequent activity within a specified date range followed by a large redemption;

(g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Fund and the MMDA Program to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

(h) Submit all new accounts and registration maintenance through the Known Offender database;

(i) Compare all transactions to an unusual activity database;

(j) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period, file IRS Form 8300 ("Report of Cash Payments over $10,000 Received in a Trade or Business") as necessary and issue the Shareholder or depositor notices required by the IRS;

(k) Determine when a Suspicious Activity Report ("SAR") should be filed as required by regulations applicable to the Fund or to CDI for the MMDA Program, prepare and file the SAR. Provide the Fund or CDI, as applicable, with a copy of the SAR within a reasonable time after filing; notify Fund or CDI, as applicable, if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

(l) Compare account information to any Financial Crimes Enforcement Network ("FinCEN") request received by the Fund or by CDI for the MMDA Program and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund or CDI with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames;

(m) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties), including the Customer Identification Program, (i) verify the identity of any person seeking to open an account with the Fund or a money market deposit account under the MMDA Program, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Fund or CDI, as applicable, by any government agency;

    Provide an annual AML certification to the Fund and to CDI with respect to the MMDA Program, as applicable; and
    Conduct due diligence for new correspondent accounts for foreign financial institutions (as defined in 31 C.F.R. 103.175). Denote foreign correspondent accounts with a distinct social code at account set-up when account set-up is performed by the Transfer Agent or, if account set-up is performed by a party other than the Transfer Agent, at such other time as required documentary evidence for a foreign correspondent account is presented in good order to the Transfer Agent. Following the opening of an account for a foreign financial institution or setting up a dealer relationship with a foreign financial institution, the Transfer Agent will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. After assessing the money laundering risk and determining a risk-ranking for the account, the Transfer Agent will notify the Fund's AML Officer or CDI's AML Officer for the MMDA Program of any account with a medium or above risk-ranking to obtain further instruction from the Fund or CDI, as applicable. In the situation where due diligence cannot be completed with respect to an account, the Transfer Agent will contact the Fund's AML Officer or CDI's AML Officer for the MMDA Program for further instruction. For any accounts opened for foreign financial institutions, a periodic review of the account activity will be performed by the Transfer Agent in order to determine consistency with information obtained about the type, purpose, and anticipated activity of the account as detailed in the financial institution questionnaire. Upon request by the Fund or CDI, as applicable, generate periodic reports of foreign correspondent accounts for review by the Fund for purposes of compliance with USA PATRIOT Act, Section 312. In accordance with instructions from the Fund or from CDI for the MMDA Program, conduct due diligence for existing accounts selected by the Fund or CDI, as applicable, for further review in accordance with the procedures set forth above.

3.2 In the event that the Transfer Agent detects activity as a result of the foregoing procedures which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or any other authority, then the Transfer Agent shall also immediately notify the Fund or CDI, as applicable, unless prohibited by applicable law.

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

BY: /s/Ronald M. Wolfsheimer
NAME: Ronald M. Wolfsheimer
TITLE: Treasurer

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

CALVERT DISTRIBUTORS, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

STATE STREET BANK AND TRUST COMPANY

BY: /s/Joseph Hooley
NAME: Joseph Hooley
TITLE: Executive Vice President

SCHEDULE 2.1
Dated April 3, 2007

THIRD PARTY ADMINISTRATOR(S) PROCEDURES

1. On each day on which both the New York Stock Exchange and a Fund are open for business (a "Business Day"), the TPA(s) shall receive, on behalf of and as agent of the Fund, Instructions (as hereinafter defined) from the Plan. "Instructions" shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan's or TPA's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the terms of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date".

2. The TPA(s) shall communicate the TPA(s)'s acceptance of such Instructions, to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, the TPA(s) shall instruct the Fund's custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Fund, the TPA(s), and the Transfer Agent.

4. The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

7. The TPA(s) shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its shareholders.

8. The TPA(s) shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10. The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)'s expense complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

BY: /s/Ronald M. Wolfsheimer
NAME: Ronald M. Wolfsheimer
TITLE: Treasurer

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

CALVERT DISTRIBUTORS, INC.

BY: /s/Jane B. Maxwell
NAME: Jane B. Maxwell
TITLE: Assistant Vice President

STATE STREET BANK AND TRUST COMPANY

BY: /s/Joseph Hooley
NAME: Joseph Hooley
TITLE: Executive Vice President

SCHEDULE 2.4

Dated April 3, 2007

FUND PARTICIPATION PROCEDURES

1. On each day on which both the New York Stock Exchange and CVS are open for business (a "Business Day"), the Insurance Companies designated by CVS or CSSI shall receive, on behalf of and as agent of CVS, Instructions (as hereinafter defined) from the Separate Accounts. "Instructions" shall mean as to each CVS Portfolio (i) orders by a Separate Account for the purchases of Shares, and (ii) requests by a Separate Account for the redemption of Shares; in each case based on the Separate Account's receipt of purchase orders and redemption requests by contract owners in proper form by the time required by the terms of the Variable Insurance Product, but not later than the time of day at which the net asset value of a CVS Portfolio is calculated, as described from time to time in that Portfolio's prospectus. Each Business Day on which an Insurance Company receives Instructions shall be a "Trade Date".

2. On the next succeeding Business Day following the Trade Date on which the Insurance Companies accepted Instructions for the purchase and redemption of Shares of a CVS Portfolio (TD+1), each Insurance Company shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Separate Accounts. In the case of net purchases by any Separate Account, each Insurance Company shall instruct such Separate Account to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Separate Account, each Insurance Company shall instruct the Transfer Agent to transmit the aggregate redemption proceeds for Shares by wire transfer to the Separate Accounts on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each CVS Portfolio, Insurance Company and the Transfer Agent.
CALVERT VARIABLE SERIES, INC.	CALVERT SHAREHOLDER SERVICES, INC.
BY: /s/Ronald M. Wolfsheimer NAME: Ronald M. Wolfsheimer TITLE: Treasurer	BY: /s/Jane B. Maxwell NAME: Jane B. Maxwell TITLE: Assistant Vice President
CALVERT DISTRIBUTORS, INC.	STATE STREET BANK AND TRUST COMPANY
BY: /s/Jane B. Maxwell NAME: Jane B. Maxwell TITLE: Assistant Vice President	BY: /s/Joseph Hooley NAME: Joseph Hooley TITLE: Executive Vice President

Schedule 3.1. - Fees
For Services as Plan, Transfer and Dividend Disbursing Agent
The Calvert Funds

Effective May 1, 2006 through April 30, 2011

ACCOUNT MAINTENANCE FEES
Monthly Dividend Funds	(Per accounts serviced within a monthly dividend fund)	$11.07	Per Year
Quarterly Dividend Funds	(Per accounts serviced within a quarterly dividend fund)	$10.56	Per Year
Annual Dividend Funds	(Per accounts serviced within a Annual dividend fund)	$ 9.50	Per Year
Maintenance Fee for MMDA	(Per accounts serviced within a monthly dividend fund; paid by Calvert Distributors, Inc.)	$11.07	Per Year

CUSIP RELATED FEES
Base Fee	(Covers up to 83 CUSIPs)	No Charge	Per Year
Additional CUSIPs (greater than 83)		$5,000.00	Per Cusip

OTHER ACCOUNT RELATED FEES
Closed Account Fees	(Per closed account within a fund)	$2.40	Per Year
12b-1 Processing Fees	(All Accounts Serviced within a 12b-1 fund)	$1.20	Per Year
CDSC Processing Fees	(All Accounts Serviced within a CDSC fund)	$2.40	Per Year
Investor Processing Fees	(Per linked investor account)	$0.36	Per Year
Fiduciary Account Fees	(Fiduciary open and closed with in a fund)	$0.30	Per Year
NSCC Processing Fee	(Per NSCC Fund)	$1,500.00	Per fund, per year
AML Charges	(Per Non Networked Account)	$0.25	Per Year
JUMBO Pricing		$6,000.00	Per CUSIP, per year
Foreign Shareholder Fee		$0.05	Per Year
Compliance Plus Fee		$32,000.00	Per Year

Schedule 3.1. - Fees For Services as Plan, Transfer and Dividend Disbursing Agent The Calvert Funds Effective May 1, 2006 through April 30, 2011
ACTIVITY FEES
New-Account Set-ups		$4.00	each
Manual Transactions		$0.93	each
Listbill Items		$7.50	each
Correspondence		$0.93	each
Checkwriting Drafts submitted for payment		$0.18	each
Research Requests		$1.50	each

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT VARIABLE SERIES, INC.

BY: /s/William M. Tartikoff
NAME: William M. Tartikoff
TITLE: Vice President

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/Alison M. Smith
NAME: Alison M. Smith
TITLE: Vice President

CALVERT DISTRIBUTORS, INC.

BY: /s/Ronald M. Wolfsheimer
NAME: Ronald M. Wolfsheimer
TITLE: SVP, CFAO

STATE STREET BANK AND TRUST COMPANY

BY: /s/Joseph L. Hooley
NAME: Joseph L. Hooley
TITLE: Executive Vice President


AMENDED SCHEDULE A
Dated May 31, 2007

PORTFOLIOS SUBJECT TO
MASTER TRANSFER AGENCY AND SERVICE AGREEMENT

CALVERT SOCIAL INVESTMENT FUND

Money Market Portfolio
Balanced Portfolio
Bond Portfolio
Equity Portfolio
Enhanced Equity Portfolio
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund
Calvert Small Cap Value Fund
Calvert Mid Cap Value Fund
Calvert Global Alternative Energy Fund

THE CALVERT FUND

Calvert New Vision Small Cap Fund
Calvert Income Fund
Calvert Short Duration Income Fund
Calvert Long-Term Income Fund
Calvert Ultra-Short Floating Income Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund
CWVF International Equity Fund
Calvert International Opportunities Fund

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Money Market Portfolio
Limited-Term Portfolio
Long-Term Portfolio
Vermont Municipal Portfolio

CALVERT MUNICIPAL FUND, INC.

Calvert National Municipal Intermediate Fund

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT VARIABLE SERIES, INC.

Calvert Social Small Cap Growth Portfolio
Calvert Social Mid Cap Growth Portfolio
Calvert Social International Equity Portfolio
Calvert Social Balanced Portfolio
Calvert Social Equity Portfolio
Calvert Income Portfolio
Ameritas Income & Growth Portfolio
Ameritas Small Capitalization Portfolio
Ameritas MidCap Growth Portfolio
Ameritas Index 500 Portfolio
Ameritas Money Market Portfolio
Ameritas Focused MidCap Value Portfolio
Ameritas Small Company Equity Portfolio
Ameritas Core Strategies Portfolio

CALVERT SOCIAL INVESTMENT FUND

CALVERT SOCIAL INDEX SERIES, INC.

CALVERT IMPACT FUND, INC.

THE CALVERT FUND

CALVERT WORLD VALUES FUND, INC.

CALVERT CASH RESERVES

CALVERT TAX-FREE RESERVES

CALVERT MUNICIPAL FUND, INC.

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

CALVERT VARIABLE SERIES, INC.

CALVERT SHAREHOLDER SERVICES, INC.
BY: _______________________________ NAME: ____________________________ TITLE: ____________________________	BY: _______________________________ NAME: ____________________________ TITLE: ____________________________

CALVERT DISTRIBUTORS, INC.	STATE STREET BANK AND TRUST COMPANY

BY: _______________________________ NAME: ____________________________ TITLE: ____________________________	BY: _______________________________ NAME: ____________________________ TITLE: ____________________________